  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1997
                                                    REGISTRATION NO.: 333-28365
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                        HALL, KINION & ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7370                      77-0337705
      (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
      JURISDICTION OF     CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)
      INCORPORATION OR
       ORGANIZATION)

                         19925 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                (408) 863-5600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                BRENDA C. HALL
                            CHIEF EXECUTIVE OFFICER
                        HALL, KINION & ASSOCIATES, INC.
                         19925 STEVENS CREEK BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                (408) 863-5600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

              SCOTT C. DETTMER                                 DAVID J. SEGRE
              MARGARET E. NIBBI                              ROBERT G. O'CONNOR
              ROBERT G. SPECKER                             MICHELLE L. WHIPKEY
             CHRISTINE M. NAKATA                      WILSON SONSINI GOODRICH & ROSATI
          GUNDERSON DETTMER STOUGH                        PROFESSIONAL CORPORATION
    VILLENEUVE FRANKLIN & HACHIGIAN, LLP                     650 PAGE MILL ROAD
           155 CONSTITUTION DRIVE                       PALO ALTO, CALIFORNIA 94304
        MENLO PARK, CALIFORNIA 94025                           (415) 493-9300
               (415) 321-2400

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

   SEC Registration fee............................................... $ 11,394
   NASD fee...........................................................    5,260
   Nasdaq National Market listing fee.................................    1,000
   Printing and engraving expenses....................................  155,000
   Legal fees and expenses............................................  350,000
   Accounting fees and expenses.......................................  290,000
   Blue sky fees and expenses.........................................   15,000
   Transfer agent fees................................................   10,000
   Miscellaneous fees and expenses....................................   62,346
                                                                       --------
     Total............................................................ $900,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant intends to enter into Indemnification Agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is made to Section 8 of the Underwriting Agreement contained in Exhibit 1.1 hereto, indemnifying officers and directors of the Registrant against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The following is a summary of transactions by the Registrant during the last three years preceding the date hereof involving sales of the Registrant's securities that were not registered under the Securities Act.

    1. On January 30, 1996, the Registrant issued and sold 1,600,000 shares of its Series A Preferred Stock to a group of three investors for aggregate cash consideration of $10,000,000.00.

    2. On January 30, 1996, the Registrant issued and sold warrants to purchase an aggregate of 250,000 shares of its Common Stock at an exercise price of $0.01 per share to the same group of three investors referenced in 1 above. No cash consideration was paid for these warrants.

    3. On January 30, 1996, the Registrant issued and sold warrants to purchase an aggregate of 242,215 shares of its Common Stock at an exercise price of $0.01 per share to the same group of three investors referenced in 1 and 2 above. The consideration paid for these warrants was $30.00.

    4. On December 2, 1996, in connection with the TeamAlliance Acquisition, the Registrant issued 52,000 shares of its Common Stock to TeamAlliance Technology Partners, L.P. and Subsidiaries as part of the consideration paid by the Registrant for certain assets purchased.

    5. On June 6, 1997, the Registrant issued an aggregate of 15,000 shares of its Common Stock to Richard E. Swanson and Camerlengo & Johnson pursuant to the terms of a settlement agreement.

    6. The Registrant has issued and sold 51,088 shares (assuming no exercise of stock options after June 30, 1997) of its Common Stock to employees pursuant to exercises of options under its 1996 Stock Option Plan.

    7. As of June 30, 1997 the Registrant has granted options to purchase an aggregate of 1,464,186 shares of Common Stock to employees of the Company under its 1996 Stock Option Plan and 974,000 shares of Common Stock to an employee and director of the Company outside of 1996 Stock Option Plan.

  The issuances described in Items 15(1)-(5) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of such Act as transactions by an issuer not involving any public offering. In addition, the recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant. The issuances described in Items 15(6)-(7) were deemed exempt from registration under the Securities Act in reliance upon 701 promulgated under the Securities Act or Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 +1.1    Form of Underwriting Agreement.
 +2.1    Agreement and Plan of Merger dated July 9, 1997, for the merger of
         Hall, Kinion & Associates, Inc., a California corporation into Hall,
         Kinion & Associates, Inc., a Delaware corporation (the "Registrant").
 +2.2    Asset Purchase Agreement dated November 26, 1996, among the Registrant and the other parties named therein.
 +3.1    Certificate of Incorporation of the Registrant.
 +3.2    Amended and Restated Certificate of Incorporation of the Registrant.
 +3.3    Bylaws of the Registrant.
 +3.4    Form of Amended and Restated Certificate of Incorporation to be filed upon the closing of the Offering made pursuant to this Registration
         Statement.
 +4.1    Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
 +4.2    Investors' Rights Agreement, dated January 26, 1996, among the
         Registrant, certain stockholders and investors named therein.
 +4.3    Right of First Refusal and Co-Sale Agreement, dated January 30, 1996, among the Registrant, certain stockholders and investors named therein.
 +4.4    Specimen Common Stock certificate.
 +5.1    Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
         LLP.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  +9.1   Dean Call Voting Trust Agreement, dated January 15, 1996, among Brenda
         Hall, Virgil Hall and the stockholders of the Registrant named therein.
  +9.2   Kinion Voting Trust Agreement, dated January 17, 1996, among Todd
         Kinion and the stockholders of the Registrant named therein.
  +9.3   Amended and Restated Voting Trust Agreement, dated October 29, 1996, among the Registrant, Brenda C. Hall and Todd J. Kinion.
 +10.1   Form of Indemnification Agreement to be entered into between the
         Registrant and its directors and certain officers.
 +10.2   The Registrant's 1997 Stock Option Plan.
 +10.3   The Registrant's Employee Stock Purchase Plan.
 +10.4   Pledge Agreement, dated January 30, 1996, among the Registrant, Brenda
         Hall and the investors named therein.
 +10.5   Pledge Agreement, dated January 30, 1996, among the Registrant, Todd
         Kinion and the investors named therein.
 +10.6   Secured Promissory Note, dated January 30, 1996, made by Brenda Hall in favor of the Registrant.
 +10.7   Secured Promissory Note, dated January 30, 1996, made by Todd Kinion in favor of the Registrant.
 +10.8   Escrow Agreement, dated January 30, 1996, among the Registrant, Brenda
         Hall and the other parties named therein.
 +10.9   Escrow Agreement, dated January 30, 1996, among the Registrant, Todd
         Kinion and the other parties named therein.
 +10.10  Series A Preferred Stock and Warrant Purchase Agreement, dated January
         30, 1996, among the Registrant, certain stockholders and investors named therein.
 +10.11  Employment Agreement, dated October 18, 1996, among the Registrant,
         Paul Bartlett and
         Brenda C. Hall.
 +10.12  Stock Option Agreement, dated October 18, 1996, between the Registrant and Paul Bartlett.
 +10.13  Settlement Agreement and General Release, dated October 29, 1996 among the Registrant, Brenda Hall, as Voting Trustee of the Voting Trust,
         and Todd Kinion.
 +10.14  Employment Agreement, dated December 2, 1996, between the Registrant and Mordecai Levine.
 +10.15  Employment Agreement, dated December 2, 1996, between the Registrant and Richard Harmon.
 +10.16  Consulting and Settlement Agreement, dated February 28, 1997, between the Registrant and Keith Corbin.
 +10.17  Loan & Security Agreement (Accounts and Inventory), dated April 26,
         1995, between the Registrant and Comerica Bank-California (the "Loan &
         Security Agreement"); Addendum to Loan & Security Agreement; Second
         Addendum to Loan & Security Agreement; Modification to Loan & Security
         Agreement, dated December 20, 1995; Second Modification to Loan &
         Security Agreement, dated October 21, 1996; Borrower's Authorization dated October 16, 1996; Borrowers Authorization dated October 21,
         1996; and Guaranty, dated April 26, 1995.
 +10.18  Assumption and Assignment of Sublease, dated December 2, 1996, between the Registrant and TeamAlliance Technology Partners, L.P.
 +10.19  Standard Sublease, dated March 1, 1997, between the Registrant and
         Seagate Technology, Inc.
 +10.20  Employment Agreement, dated May 23, 1997, between the Registrant and
         Brenda C. Hall.
 +10.21  Agreement to Tender Shares dated May 23, 1997, between the Registrant and Brenda C. Hall.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 +10.22  Agreement to Tender Shares, dated May 23, 1997, between the Registrant and Todd J. Kinion.
 +10.23  Promissory Note Secured by Deed of Trust, dated August 5, 1996, made by Rita S. Hazell and Quentin D. Hazell in favor of the Registrant.
 +10.24  Settlement Agreement with Mutual Release, dated May, 1997, between
         Richard E. Swanson and the Registrant, Brenda C. Hall and Todd J.
         Kinion.
 +10.25  The Registrant's IT Professional Plan.
  11.1   Computation of Earnings Per Share.
 +21.1   Subsidiary of the Registrant.
  23.1   Consent of Independent Auditors (see page II-7).
 +23.2   Consent of Independent Public Accountants (see page II-8).
 +23.3   Consent of Counsel. Reference is made to Exhibit 5.1.
 +24.1   Power of Attorney.
 +27.1   Financial Data Schedule.

--------

+ Previously filed.

  (b) Financial Statement Schedules

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, the Underwriting Agreement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 4th day of August, 1997.

                                          HALL, KINION & ASSOCIATES, INC.

                                          By  /s/ Martin A. Kropelnicki
                                            ___________________________________
                                                Martin A. Kropelnicki
                                             Chief Financial Officer and Vice
                                                      President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                   *                    Chief Executive Officer,   August 4, 1997
 ______________________________________  Chairman of the Board
             Brenda C. Hall              (Principal Executive
                                         Officer) and Director

      /s/ Martin A. Kropelnicki         Chief Financial Officer    August 4, 1997
 ______________________________________  and Vice President
         Martin A. Kropelnicki           (Principal Financial
                                         and Accounting Officer)

                   *                    President and Director     August 4, 1997
 ______________________________________
             Paul H. Bartlett

                   *                    Director                   August 4, 1997
 ______________________________________
             Todd J. Kinion

                   *                    Director                   August 4, 1997
 ______________________________________
          Kathleen D. LaPorte

                   *                    Director                   August 4, 1997
 ______________________________________
            Jon H. Rowberry


 *By:  /s/ Martin A. Kropelnicki
     _________________________________
         Martin A. Kropelnicki
           (Attorney-in-Fact)

                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 4 to Registration Statement No. 333-28365 of Hall, Kinion & Associates, Inc. on Form S-1 of our report dated May 16, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 16, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the use in this Amendment No. 4 to Registration Statement No. 333-28365 of our report on TeamAlliance Technology Partners, L.P. dated May 20, 1997, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
San Jose, California

August 4, 1997

                                                                   EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS*

  As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement (File No. 333-28365).

                                          ARTHUR ANDERSEN LLP

New York, New York
July 31, 1997

*Previously Filed.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Shareholders of Hall, Kinion & Associates, Inc.:

  We have audited the consolidated financial statements of Hall, Kinion & Associates, Inc. and Subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated May 16, 1997 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule of Hall, Kinion & Associates, Inc. listed in Item 16(b)II of this Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
San Jose, California
May 16, 1997

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  +1.1   Form of Underwriting Agreement.
  +2.1   Agreement and Plan of Merger dated July 9, 1997, for
         the merger of Hall, Kinion & Associates, Inc., a
         California corporation into Hall, Kinion & Associates,
         Inc., a Delaware corporation (the "Registrant").
  +2.2   Asset Purchase Agreement dated November 26, 1996, among
         the Registrant and the other parties named therein.
  +3.1   Certificate of Incorporation of the Registrant.
  +3.2   Amended and Restated Certificate of Incorporation of
         the Registrant.
  +3.3   Bylaws of the Registrant.
  +3.4   Form of Amended and Restated Certificate of
         Incorporation to be filed upon the closing of the
         Offering made pursuant to this Registration Statement.
  +4.1   Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4.
  +4.2   Investors' Rights Agreement, dated January 26, 1996,
         among the Registrant, certain stockholders and
         investors named therein.
  +4.3   Right of First Refusal and Co-Sale Agreement, dated
         January 30, 1996, among the Registrant, certain
         stockholders and investors named therein.
  +4.4   Specimen Common Stock certificate.
  +5.1   Opinion of Gunderson Dettmer Stough Villeneuve Franklin
         & Hachigian, LLP.
  +9.1   Dean Call Voting Trust Agreement, dated January 15,
         1996, among Brenda Hall, Virgil Hall and the
         stockholders of the Registrant named therein.
  +9.2   Kinion Voting Trust Agreement, dated January 17, 1996,
         among Todd Kinion and the stockholders of the
         Registrant named therein.
  +9.3   Amended and Restated Voting Trust Agreement, dated
         October 29, 1996, among the Registrant, Brenda C. Hall
         and Todd J. Kinion.
 +10.1   Form of Indemnification Agreement to be entered into
         between the Registrant and its directors and certain
         officers.
 +10.2   The Registrant's 1997 Stock Option Plan.
 +10.3   The Registrant's Employee Stock Purchase Plan.
 +10.4   Pledge Agreement, dated January 30, 1996, among the
         Registrant, Brenda Hall and the investors named
         therein.
 +10.5   Pledge Agreement, dated January 30, 1996, among the
         Registrant, Todd Kinion and the investors named
         therein.
 +10.6   Secured Promissory Note, dated January 30, 1996, made
         by Brenda Hall in favor of the Registrant.
 +10.7   Secured Promissory Note, dated January 30, 1996, made
         by Todd Kinion in favor of the Registrant.
 +10.8   Escrow Agreement, dated January 30, 1996, among the
         Registrant, Brenda Hall and the other parties named
         therein.
 +10.9   Escrow Agreement, dated January 30, 1996, among the
         Registrant, Todd Kinion and the other parties named
         therein.

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                             PAGE
 -------                       -----------                         ------------
 +10.10  Series A Preferred Stock and Warrant Purchase
         Agreement, dated January 30, 1996, among the
         Registrant, certain stockholders and investors named
         therein.
 +10.11  Form of Employment Agreement, dated October 18, 1996, among the Registrant, Paul Bartlett and Brenda C. Hall
         as amended.
 +10.12  Form of Stock Option Agreement, dated October 18, 1996, between the Registrant and Paul Bartlett as amended.
 +10.13  Settlement Agreement and General Release, dated October
         29, 1996 among the Registrant, Brenda Hall, as Voting
         Trustee of the Voting Trust, and Todd Kinion.
 +10.14  Employment Agreement, dated December 2, 1996, between the Registrant and Mordecai Levine.
 +10.15  Employment Agreement, dated December 2, 1996, between the Registrant and Richard Harmon.
 +10.16  Consulting and Settlement Agreement, dated February 28,
         1997, between the Registrant and Keith Corbin.
 +10.17  Loan & Security Agreement (Accounts and Inventory),
         dated April 26, 1995, between the Registrant and
         Comerica Bank-California (the "Loan & Security
         Agreement"); Addendum to Loan & Security Agreement;
         Second Addendum to Loan & Security Agreement;
         Modification to Loan & Security Agreement, dated
         December 20, 1995; Second Modification to Loan &
         Security Agreement, dated October 21, 1996; Borrower's
         Authorization dated October 16, 1996; Borrowers
         Authorization dated October 21, 1996; and Guaranty,
         dated April 26, 1995.
 +10.18  Assumption and Assignment of Sublease, dated December
         2, 1996, between the Registrant and TeamAlliance
         Technology Partners, L.P.
 +10.19  Standard Sublease, dated March 1, 1997, between the
         Registrant and Seagate Technology, Inc.
 +10.20  Employment Agreement, dated May 23, 1997, between the
         Registrant and
         Brenda C. Hall.
 +10.21  Agreement to Tender Shares dated May 23, 1997, between the Registrant and
         Brenda C. Hall.
 +10.22  Agreement to Tender Shares, dated May 23, 1997, between the Registrant and
         Todd J. Kinion.
 +10.23  Promissory Note Secured by Deed of Trust, dated August
         5, 1996, made by Rita S. Hazell and Quentin D. Hazell
         in favor of the Registrant.
 +10.24  Settlement Agreement with Mutual Release, dated May,
         1997, between Richard E. Swanson and the Registrant,
         Brenda C. Hall and Todd J. Kinion.
 +10.25  The Registrant's IT Professional Plan.
  11.1   Computation of Earnings Per Share.
 +21.1   Subsidiary of the Registrant.
  23.1   Consent of Independent Auditors (see page II-7).
 +23.2   Consent of Independent Public Accountants (see page II-
         8).
 +23.3   Consent of Counsel. Reference is made to Exhibit 5.1.
 +24.1   Power of Attorney.
 +27.1   Financial Data Schedule.

--------
+ Previously filed.